Exhibit 99.1
Xos, Inc. Reports Second Quarter 2023 Results
Produced and shipped first positive gross margin units
LOS ANGELES, CA – August 10, 2023 – Xos, Inc. (NASDAQ: XOS) (“Xos” or the “Company”), a leading electric truck manufacturer and fleet services provider, today reported financial results for the second quarter ended June 30, 2023.
Second Quarter 2023 Highlights:
●Revenue of $4.8 million, compared to $4.7 million in the first quarter of 2023
●Deliveries of 38 units, compared to 31 units in the first quarter of 2023
●Net loss was $23.6 million, loss from operations was $20.5 million, and non-GAAP operating loss(1) for the quarter was $17.0 million
●Successfully produced and shipped first positive gross margin units
●Subsequent to quarter end, secured a 30-truck purchase order from repeat customer UniFirst
(1) For further information about how we calculate non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.
Dakota Semler, Chief Executive Officer of Xos, commented, “We are pleased to share that we produced and shipped our first gross margin positive units during the quarter, marking an exciting milestone for Xos. We are also encouraged by sequential growth in deliveries during the second quarter, despite ongoing challenges associated with delays in customer charging infrastructure that pushed some second quarter deliveries into the third quarter. Demand for our vehicles and energy solutions continues to grow, as customers work to scale out their electrification plans and meet upcoming regulatory mandates. Though challenges remain, we are focused on maximizing our advantage over our competition, most of which remain in the development phase of a first-generation product. As we look towards the second half of the year and beyond, our internal strengths and direct benefits from EV mandates and incentives put Xos on track for long-term success.”
Second Quarter 2023 Financial Highlights

(in millions)	30 June 2023	31 Dec 2022
Inventories	$55.5	$57.5
Cash and cash equivalents, restricted cash and marketable debt securities(1)	$41.1	$89.3

(in millions)	30 June 2023	31 Mar 2023
Revenue	$4.8	$4.7
Gross loss	$(3.7)	$(0.9)
Non-GAAP gross loss(2)	$(2.3)	$(1.8)
Net loss	$(23.6)	$(24.3)
Loss from operations	$(20.5)	$(20.0)
Non-GAAP operating loss(2)	$(17.0)	$(18.9)

____________________________
(1) Includes cash, cash equivalents, restricted cash, and marketable debt securities, available-for-sale.
(2) For further information about how we calculate Non-GAAP gross loss and Non-GAAP operating loss, see below for the reconciliations of GAAP to non-GAAP financial measures provided in the tables included in this release.

2023 Outlook:
Xos is revising its outlook for 2023 as follows:

2023
Unit Deliveries	250 to 350 units
Revenue	$36.3 to $54.7 million
Non-GAAP operating loss	$(50.5) to $(61.0) million

Liana Pogosyan, Acting Chief Financial Officer of Xos, added, “We continue to expect a substantial increase in deliveries over the remainder of the year based on our current backlog and expected new orders. Our balance sheet remains strong, and we ended the quarter with cash and cash equivalents and investments of $41.1 million, and while we’re positioned to fund the business into 2024, we continue to explore options for additional sources of capital to fund our long-term growth plans.”
The outlook provided above is based on management beliefs and expectations as of the date of this press release. The results are based on assumptions that are believed to be reasonable as of this date, but may be materially affected by many factors, as discussed below in “Cautionary Statement Regarding Forward-Looking Statements.” Actual results may vary from the outlook above and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call and Webcast Details

Date / Time:	Thursday August 10, 2023, at 4:30 p.m. EDT / 1:30 p.m. PDT
Webcast:	https://viavid.admin.webcasts.com/admin/index.jsp?guest=report_1621775
U.S. Toll-Free Dial In:	1-833-816-1411
International Dial In:	1-412-317-0507
Conference ID:	6851465
To access the call, please dial in approximately ten minutes before the start of the call.
For those unable to participate in the live call, an audio replay will be available following the call through midnight Thursday, August 24, 2023. To access the replay, please call 844-512-2921 or 412-317-6671 (International) and enter confirmation code 10180043. A replay of the webcast will also be archived shortly after the call and can be accessed on the Company's website.
About Xos, Inc.
Xos is a leading technology company, electric truck manufacturer, and fleet services provider for battery-electric fleets. Xos vehicles and fleet management software are purpose-built for medium- and heavy-duty commercial vehicles that travel on last-mile, back-to-base routes. The company leverages its proprietary technologies to provide commercial fleets with battery-electric vehicles that are easier to maintain and more cost-efficient on a total cost of ownership (TCO) basis than their internal combustion engine counterparts. For more information, please visit www.xostrucks.com.
Non-GAAP Financial Measures
The financial information in this press release has been presented in accordance with United States generally accepted accounting principles (“GAAP”) as well as on a non-GAAP basis to supplement Xos’ condensed consolidated financial results. Xos’ non-GAAP financial measures include operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss, which are defined below.
“Operating cash flow less CapEx (Free Cash Flow)” is defined as net cash used in operating activities minus purchases of property and equipment.
“Non-GAAP operating loss” is defined as loss from operations adjusted for stock-based compensation, inventory write-downs and physical inventory and other adjustments.

“Non-GAAP gross loss” is defined as gross loss minus inventory write-downs and physical inventory and other adjustments.
Xos believes that the use of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss reflects additional means of evaluating Xos’ ongoing operating results and trends. The presentation of these measures should not be construed as an inference that Xos’ future results will be unaffected by unusual or non-recurring items. It is important to note Xos’ computation of operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate operating cash flow less CapEx (Free Cash Flow), non-GAAP operating loss and non-GAAP gross loss in the same fashion. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under GAAP when understanding Xos’ operating performance. A reconciliation between historical GAAP and non-GAAP financial information is provided in this press release.
This release includes a forward-looking outlook for non-GAAP operating loss. The Company is not able to provide, without unreasonable effort, a reconciliation of the outlook for non-GAAP operating loss because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) stock-based compensation, (b) total operating expenses and (c) other nonrecurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond Xos’ control and as a result Xos is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP measures included in its outlook for 2023.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding projected financial and performance information for 2023; expectations and timing related to product deliveries and customer demand; sufficiency of existing cash reserves; customer acquisition and order metrics; ability to access additional capital and Xos’ long-term strategy and future growth. These forward-looking statements may be identified by the words “believe,” “plan,” “project,” “potential,” “seem,” “seek,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “target,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions and any other statements that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) Xos’ ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities, (ii) Xos’ limited operating history,

(iii) cost increases and delays in production due to supply chain shortages in the components needed for the production of Xos’ vehicle chassis and battery system, (iv) Xos’ ability to meet production milestones and fulfill backlog orders, (v) changes in the industries in which Xos operates, (vi) variations in operating performance across competitors, (vii) changes in laws and regulations affecting Xos’ business, (viii) Xos’ ability to implement its business plan or meet or exceed its financial projections, (ix) Xos’ ability to retain key personnel and hire additional personnel, particularly in light of current and potential labor shortages, (x) the risk of downturns and a changing regulatory landscape in the highly competitive electric vehicle industry, (xi) Xos’ ability to service its indebtedness, (xii) macroeconomic and political conditions, and (xiii) the outcome of any legal proceedings that may be instituted against Xos. All forward-looking statements included in this press release are expressly qualified in their entirety by, and you should carefully consider, the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” included in Xos’ Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023 and Xos’ other filings with the SEC, copies of which may be obtained by visiting Xos’ Investors Relations website at https://investors.xostrucks.com/ or the SEC's website at www.sec.gov. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Xos assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Xos does not give any assurance that it will achieve its expectations.
Contacts
Xos Investor Relations
investors@xostrucks.com
Xos Media Relations
press@xostrucks.com

Xos, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30, 2023	December 31, 2022
(in thousands, except par value)
Assets
Cash and cash equivalents	$27,804	$35,631
Restricted cash	-	3,044
Accounts receivable, net	6,173	8,238
Marketable debt securities, available-for-sale	13,342	50,648
Inventories	55,526	57,540
Prepaid expenses and other current assets	7,926	8,100
Total current assets	110,771	163,201
Property and equipment, net	16,339	18,581
Operating lease right-of-use assets, net	5,784	6,555
Other non-current assets	1,599	1,599
Total assets	$134,493	$189,936

Liabilities and Stockholders’ Equity
Accounts payable	$2,324	$2,896
Convertible debt, current	15,985	26,849
Derivative liabilities	11	405
Other current liabilities	16,200	15,616
Total current liabilities	34,520	45,766
Convertible debt, non-current	19,895	19,870
Earn-out shares liability	47	564
Common stock warrant liability	846	661
Other non-current liabilities	9,925	11,000
Total liabilities	65,233	77,861
Commitment and Contingencies
Stockholders’ Equity
Common Stock $0.0001 par value, authorized 1,000,000 shares, 174,794 and 168,817 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	17	17
Preferred Stock $0.0001 par value, authorized 10,000 shares, 0 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	-	-
Additional paid-in capital	194,626	190,215
Accumulated deficit	(125,327)	(77,418)
Accumulated other comprehensive loss	(56)	(739)
Total stockholders’ equity	69,260	112,075
Total liabilities and stockholders’ equity	$134,493	$189,936

Xos, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

(in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues	$4,754	$9,766	$9,451	$16,797
Cost of goods sold	8,479	15,070	14,053	28,100
Gross Loss	(3,725)	(5,304)	(4,602)	(11,303)

Operating expenses
General and administrative	9,816	12,093	21,415	23,415
Research and development	5,181	7,635	10,930	14,584
Sales and marketing	1,761	2,960	3,565	4,988
Total operating expenses	16,758	22,688	35,910	42,987

Loss from operations	(20,483)	(27,992)	(40,512)	(54,290)

Other expense, net	(3,963)	(226)	(8,114)	(145)
Change in fair value of derivative instruments	307	3,703	210	3,268
Change in fair value of earn-out shares liability	563	14,870	511	17,494
Loss before provision for income taxes	(23,576)	(9,645)	(47,905)	(33,673)
Provision for income taxes	2	1	4	3
Net loss	$(23,578)	$(9,646)	$(47,909)	$(33,676)

Other comprehensive income (loss)
Marketable debt securities, available-for-sale
Change in net unrealized gain (loss), net of tax of $0, for the three and six months ended June 30, 2023 and 2022	281	(150)	683	(976)
Total comprehensive loss	$(23,297)	$(9,796)	$(47,226)	$(34,652)

Net loss per share
Basic	$(0.14)	$(0.06)	$(0.28)	$(0.21)
Diluted	$(0.14)	$(0.06)	$(0.28)	$(0.21)
Weighted average shares outstanding
Basic	170,999	164,041	170,013	163,606
Diluted	170,999	164,041	170,013	163,606

Reconciliation of Operating Cash Flow less CapEx (Free Cash Flow), Non-GAAP Operating Loss and Non-GAAP Gross Loss:
Operating Cash Flow less CapEx (Free Cash Flow):

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
Net cash used in operating activities	$(14,716)	$(44,524)	$(30,042)	$(75,828)	$(15,326)
Purchases of property and equipment	(1,101)	(6,464)	(1,354)	(9,462)	(253)
Free-Cash Flow	$(15,817)	$(50,988)	$(31,396)	$(85,290)	$(15,579)

Non-GAAP Operating Loss:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
Loss from Operations	$(20,483)	$(27,992)	$(40,512)	$(54,290)	$(20,029)
Stock-based compensation	2,054	1,078	4,066	2,469	2,012
Inventory reserves	413	927	(58)	1,991	(471)
Physical inventory and other adjustments	1,031	651	578	1,481	(453)
Non-GAAP Operating Loss	$(16,985)	$(25,336)	$(35,926)	$(48,349)	$(18,941)

Non-GAAP Gross Loss:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
Gross loss	$(3,725)	$(5,304)	$(4,602)	$(11,303)	$(877)
Inventory reserves	413	927	(58)	1,991	(471)
Physical inventory and other adjustments	1,031	651	578	1,481	(453)
Non-GAAP Loss	$(2,281)	$(3,726)	$(4,082)	$(7,831)	$(1,801)